FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE
$750,000 FACE AMOUNT

MALE, ISSUE AGE 55, PREFERRED, NON-TOBACCO USER UNDERWRITING RISK CLASS FEMALE, ISSUE AGE 50, PREFERRED, NON-TOBACCO USER UNDERWRITING RISK CLASS OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $8,250
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $29,963.


               BEGINNING OF    BEGINNING OF     GROSS                                 COST OF        NET        CUSTOMER
               MONTH POLICY    MONTH DEATH     PREMIUM     NET      ADMINISTRATIVE   INSURANCE    INVESTMENT     LOYALTY
YEAR   MONTH   ACCOUNT VALUE     BENEFIT         PAID    PREMIUM        CHARGE        CHARGE       EARNINGS       BONUS
---------------------------------------------------------------------------------------------------------------------------
 5      49       $ 29,963        $ 750,000     $ 8,250   $ 7,590         $ 52         $ 27.79      $ 116.38        $  -
 5      50       $ 37,590        $ 750,000     $   -     $   -           $ 52         $ 27.79      $ 116.49        $  -
 5      51       $ 37,626        $ 750,000     $   -     $   -           $ 52         $ 27.78      $ 116.61        $  -
 5      52       $ 37,663        $ 750,000     $   -     $   -           $ 52         $ 27.78      $ 116.72        $  -
 5      53       $ 37,700        $ 750,000     $   -     $   -           $ 52         $ 27.78      $ 116.84        $  -
 5      54       $ 37,737        $ 750,000     $   -     $   -           $ 52         $ 27.78      $ 116.95        $  -
 5      55       $ 37,774        $ 750,000     $   -     $   -           $ 52         $ 27.78      $ 117.07        $  -
 5      56       $ 37,812        $ 750,000     $   -     $   -           $ 52         $ 27.78      $ 117.18        $  -
 5      57       $ 37,849        $ 750,000     $   -     $   -           $ 52         $ 27.78      $ 117.30        $  -
 5      58       $ 37,887        $ 750,000     $   -     $   -           $ 52         $ 27.77      $ 117.42        $  -
 5      59       $ 37,924        $ 750,000     $   -     $   -           $ 52         $ 27.77      $ 117.53        $  -
 5      60       $ 37,962        $ 750,000     $   -     $   -           $ 52         $ 27.77      $ 117.65        $  -

                END OF MONTH                        END OF MONTH
               POLICY ACCOUNT     SURRENDER        CASH SURRENDER
YEAR   MONTH       VALUE            CHARGE              VALUE
-------------------------------------------------------------------
 5      49      $ 37,590           $ 5,765            $ 31,824
 5      50      $ 37,626           $ 5,765            $ 31,861
 5      51      $ 37,663           $ 5,765            $ 31,898
 5      52      $ 37,700           $ 5,765            $ 31,935
 5      53      $ 37,737           $ 5,765            $ 31,972
 5      54      $ 37,774           $ 5,765            $ 32,009
 5      55      $ 37,812           $ 5,765            $ 32,046
 5      56      $ 37,849           $ 5,765            $ 32,084
 5      57      $ 37,887           $ 5,765            $ 32,121
 5      58      $ 37,924           $ 5,765            $ 32,159
 5      59      $ 37,962           $ 5,765            $ 32,197
 5      60      $ 38,000           $ 5,765            $ 32,235

CALCULATION OF DEATH BENEFIT:

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 338.40%. For this example, the Death Benefit is the maximum of $750,000 and 338.40%*$29,963 = $101,395. Therefore, the Death Benefit is $750,000.

CALCULATION OF NET PREMIUM:

The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 8% of each premium payment. Currently, we reduce this charge to 5% of each premium payment after an amount equal to ten Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $8,248, so ten Target Premiums is $82,482. The policy has paid 5 premiums of $8,250, or $41,250. Hence, the insured has not yet paid 10 Target Premiums and the premium charge is 8%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $8,250*(1-.08) = $7,590.

CALCULATION OF CHARGES:

The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $7). We also charge an additional amount per $1,000 of initial base Policy Face Amount. The amount charged per $1,000 in years 1 through 10 is $0.06 per $1,000, but not greater than $300. In years 11 and later, the per $1,000 charge is $.05 per $1,000, but not greater than $250, if the face amount is less than $2 million. If the face amount is greater than $2 million, then the amount charged per $1,000 in years 11 and later is $0.04 per $1,000, but not more than $200. For example, in year 5 the current Monthly per $1,000 Administrative Charge for this illustration is the minimum of $0.06 per $1,000 of Face Amount (i.e. $0.06
* 750,000/$1,000 = $45) and $300. Hence, the per $1,000 charge is $45. The total
Administrative Charge is $7+$45 = $52. On a guaranteed basis, the Monthly Administrative Charge would be $10 + $45 = $55.

The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00003900. Therefore, the Cost of Insurance Charge is 0.00003900*($750,000-($29,963+$7,590-$52)) = $27.79. On a
guaranteed basis, the maximum monthly rate for this insured is 0.00003900 and the maximum Monthly Cost of Insurance Charge would be 0.00003900*($750,000-($29,963+$7,590-$52)) = $27.79.


              00530 SIL99 Agent Monthly Hypothetical Illustration

CALCULATION OF NET INVESTMENT EARNINGS AND CUSTOMER LOYALTY BONUS:

This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, mortality and expense risk charges, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.76%, an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.73%, plus the daily charge for mortality and expense risks. The charge for mortality and expense risks is equivalent to a current annual charge of 0.60%, and is guaranteed not to exceed 0.90%. After the deduction of the arithmetic average of the investment management fees, mortality and expense risk charges, and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return on a current basis would be 3.79%. On a guaranteed basis, the net annual rate of return would be 3.47%. Before the deduction of the mortality and expense risk charges, the net rate on both a current and guaranteed basis would be 4.43%, as shown in the prospectus.

The Monthly Net Investment Earnings is the Monthly Net Rate of Return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3106%. The Net Investment Earnings in policy month 49, for example, is (0.3106%)*($29,963+$7,590-$52-$27.79) = $116.38.

If the gross annual rate of return were 0%, the net annual rate of return would be -2.08% on a current basis and -2.38% on a guaranteed basis (or -1.49% on a current and guaranteed basis before mortality and expense risk charges). Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 9.67% on a current basis and 9.33% on a guaranteed basis (or 10.34% on a current and guaranteed basis before mortality and expense risk charges).

A Customer Loyalty Bonus is provided for policies that have been inforce for more than six years. This is added to the Policy Account Value each month. The dollar amount of the credit is a percentage of the Total Amount in our investment options (not including any value we are holding as collateral for any policy loans). The percentage credit is currently at an annual rate of 0.60% beginning in the policy's seventh year. This credit is not guaranteed, however. Because the illustration shown above is for policy year 5, the Customer Loyalty Bonus is $0.00.

CALCULATION OF POLICY ACCOUNT VALUE:

The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings and Customer Loyalty Bonus. For example, in policy month 49, the end of month Policy Account Value is $29,963+$7,590-$52-$27.79+$116.38+$0 = $37,590.

CALCULATION OF CASH SURRENDER VALUE:

A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 15 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $5,765. The Cash Surrender Value at the end of policy month 49 is $37,590-$5,765 = $31,824.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Net Premium: Once the policyholder has paid the equivalent of 10 Target Premiums, or $82,482 in this illustrative example, the premium charge on a current basis may be reduced to 5% and thus the Net Premium would be equal to the Gross Premium * (1-.05).

-   Monthly Charges:

    - The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years
        2 through 10, and years 11 and later is described above.

    - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

- Net Investment Earnings and Customer Loyalty Credit: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively. As mentioned above, the Customer Loyalty Credit is added to the Account Value each month beginning in the policy's seventh year.

 - Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, the Net Investment Earnings, and the Customer Loyalty Credit.

 - Cash Surrender Value: The Surrender Charge is level in years 1 through 8 and then decreases each month until the end of year 15, after which is it zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 15, the Cash Surrender Value will be equal to the Policy Account Value.


              00530 SIL99 Agent Monthly Hypothetical Illustration

FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE
$750,000 FACE AMOUNT

MALE, ISSUE AGE 55, PREFERRED, NON-TOBACCO USER UNDERWRITING RISK CLASS FEMALE, ISSUE AGE 50, PREFERRED, NON-TOBACCO USER UNDERWRITING RISK CLASS OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $8,250
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $29,979.

               BEGINNING OF    BEGINNING OF     GROSS                                 COST OF        NET         CUSTOMER
               MONTH POLICY    MONTH DEATH     PREMIUM     NET      ADMINISTRATIVE   INSURANCE    INVESTMENT     LOYALTY
YEAR   MONTH   ACCOUNT VALUE     BENEFIT         PAID    PREMIUM        CHARGE        CHARGE       EARNINGS       CREDIT
---------------------------------------------------------------------------------------------------------------------------
 5       49      $ 29,979        $ 750,000     $ 8,250   $ 7,590         $ 52         $ 27.79     $ 117.07        $ -
 5       50      $ 37,606        $ 750,000     $   -     $   -           $ 52         $ 27.79     $ 117.19        $ -
 5       51      $ 37,644        $ 750,000     $   -     $   -           $ 52         $ 27.78     $ 117.30        $ -
 5       52      $ 37,681        $ 750,000     $   -     $   -           $ 52         $ 27.78     $ 117.42        $ -
 5       53      $ 37,719        $ 750,000     $   -     $   -           $ 52         $ 27.78     $ 117.54        $ -
 5       54      $ 37,757        $ 750,000     $   -     $   -           $ 52         $ 27.78     $ 117.66        $ -
 5       55      $ 37,795        $ 750,000     $   -     $   -           $ 52         $ 27.78     $ 117.78        $ -
 5       56      $ 37,833        $ 750,000     $   -     $   -           $ 52         $ 27.78     $ 117.89        $ -
 5       57      $ 37,871        $ 750,000     $   -     $   -           $ 52         $ 27.78     $ 118.01        $ -
 5       58      $ 37,909        $ 750,000     $   -     $   -           $ 52         $ 27.77     $ 118.13        $ -
 5       59      $ 37,947        $ 750,000     $   -     $   -           $ 52         $ 27.77     $ 118.25        $ -
 5       60      $ 37,986        $ 750,000     $   -     $   -           $ 52         $ 27.77     $ 118.37        $ -

                END OF MONTH                     END OF MONTH
               POLICY ACCOUNT    SURRENDER      CASH SURRENDER
YEAR   MONTH       VALUE           CHARGE           VALUE
----------------------------------------------------------------
 5       49     $ 37,606          $ 5,765         $ 31,841
 5       50     $ 37,644          $ 5,765         $ 31,878
 5       51     $ 37,681          $ 5,765         $ 31,916
 5       52     $ 37,719          $ 5,765         $ 31,954
 5       53     $ 37,757          $ 5,765         $ 31,991
 5       54     $ 37,795          $ 5,765         $ 32,029
 5       55     $ 37,833          $ 5,765         $ 32,067
 5       56     $ 37,871          $ 5,765         $ 32,105
 5       57     $ 37,909          $ 5,765         $ 32,144
 5       58     $ 37,947          $ 5,765         $ 32,182
 5       59     $ 37,986          $ 5,765         $ 32,220
 5       60     $ 38,024          $ 5,765         $ 32,259

CALCULATION OF DEATH BENEFIT:

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 338.40%. For this example, the Death Benefit is the maximum of $750,000 and 338.40%*$29,979=$101,449. Therefore, the Death Benefit is $750,000.

CALCULATION OF NET PREMIUM:

The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 8% of each premium payment. Currently, we reduce this charge to 5% of each premium payment after an amount equal to ten Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $8,248, so ten Target Premiums is $82,482. The policy has paid 5 premiums of $8,250, or $41,250. Hence, the insured has not yet paid 10 Target Premiums and the premium charge is 8%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $8,250*(1-.08) = $7,590.

CALCULATION OF CHARGES:

The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $7). We also charge an additional amount per $1,000 of initial base Policy Face Amount. The amount charged per $1,000 in years 1 through 10 is $0.06 per $1,000, but not greater than $300. In years 11 and later, the per $1,000 charge is $.05 per $1,000, but not greater than $250, if the face amount is less than $2 million. If the face amount is greater than $2 million, then the amounter charged per $1,000 in years 11 and later is $0.04 per $1,000, but not more than $200. For example, for this illustration the current Monthly Administrative Charge in year 5 the per $1,000 charge is the minimum of $0.06 per $1,000 of Face Amount, or $0.06 * 750,000/$1,000 = $45, and $300. Hence, the per $1,000
charge is $45. The toal Administrative Charge is therefore $7+$45 = $52. On a guaranteed basis, the Monthly Administrative Charge would be $10 + $45 = $55.

The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00003900. Therefore, the Cost of Insurance Charge is 0.00003900*($750,000-($29,979+$7,590-$52)) = $27.79. On a
guaranteed basis, the maximum monthly rate for this insured is 0.00003900 and the maximum Monthly Cost of Insurance Charge would be 0.00003900*($750,000-($29,979+$7,590-$52)) = $27.79.


               00536 SIL99 ADL Monthly Hypothetical Illustration

CALCULATION OF NET INVESTMENT EARNINGS AND CUSTOMER LOYALTY CREDIT:

This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, mortality and expense risk charges, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.75%, an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.72%, plus the daily charge for mortality and expense risks. The charge for mortality and expense risks is equivalent to a current annual charge of 0.60%, and is guaranteed not to exceed 0.90%. After the deduction of the arithmetic average of the investment management fees, mortality and expense risk charges, and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return on a current basis would be 3.81%. On a guaranteed basis, the net annual rate of return would be 3.50%. Before the deduction of the mortality and expense risk charges, the net rate on both a current and guaranteed basis would be 4.45%, as shown in the prospectus.

The Monthly Net Investment Earnings is the Monthly Net Rate of Return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3123%. The Net Investment Earnings in policy month 49, for example, is (0.3123%)*($29,979+$7,590-$52-$27.79) = $117.07.

If the gross annual rate of return were 0%, the net annual rate of return would be -2.06% on a current basis and -2.36% on a guaranteed basis (or -1.47% on a current and guaranteed basis before mortality and expense risk charges). Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 9.69% on a current basis and 9.35% on a guaranteed basis (or 10.36% on a current and guaranteed basis before mortality and expense risk charges).

A Customer Loyalty Credit is provided for policies that have been inforce for more than six years. This is added to the Policy Account Value each month. The dollar amount of the credit is a percentage of the Total Amount in our investment options (not including any value we are holding as collateral for any policy loans). The percentage credit is currently at an annual rate of 0.60% beginning in the policy's seventh year. This credit is not guaranteed, however. Because the illustration shown above is for policy year 5, the Customer Loyalty Credit is $0.00.

CALCULATION OF POLICY ACCOUNT VALUE:

The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings and Customer Loyalty Credit. For example, in policy month 49, the end of month Policy Account Value is $29,979+$7,590-$52-$27.79+$117.07+$0 = $37,606.

CALCULATION OF CASH SURRENDER VALUE:

A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 15 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $5,765. The Cash Surrender Value at the end of policy month 49 is $37,606-$5,765 = $31,841.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Net Premium: Once the policyholder has paid the equivalent of 10 Target Premiums, or $82,482 in this illustrative example, the premium charge on a current basis may be reduced to 5% and thus the Net Premium would be equal to the Gross Premium * (1-.05).

-   Monthly Charges:

    - The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years
        2 through 10, and years 11 and later is described above.

    - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

- Net Investment Earnings and Customer Loyalty Credit: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively. As mentioned above, the Customer Loyalty Credit is added to the Account Value each month beginning in the policy's seventh year.

- Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, the Net Investment Earnings, and the Customer Loyalty Credit.

- Cash Surrender Value: The Surrender Charge is level in years 1 through 8 and then decreases each month until the end of year 15, after which is it zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 15, the Cash Surrender Value will be equal to the Policy Account Value.


               00536 SIL99 ADL Monthly Hypothetical Illustration

FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE
$725,000 FACE AMOUNT

MALE, ISSUE AGE 55, PREFERRED, NON-TOBACCO USER UNDERWRITING RISK CLASS FEMALE, ISSUE AGE 50, PREFERRED, NON-TOBACCO USER UNDERWRITING RISK CLASS OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $7,980
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $27,939.

               BEGINNING OF    BEGINNING OF     GROSS                                 COST OF       MORTALITY        NET
               MONTH POLICY    MONTH DEATH     PREMIUM     NET      ADMINISTRATIVE   INSURANCE      & EXPENSE     INVESTMENT
YEAR   MONTH   ACCOUNT VALUE     BENEFIT         PAID    PREMIUM        CHARGE        CHARGE         CHARGE        EARNINGS
---------------------------------------------------------------------------------------------------------------------------
 5       49      $ 27,939        $ 725,000     $ 7,980   $ 7,342         $ 69         $ 26.90       $ 26.39       $ 132.15
 5       50      $ 35,291        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.40       $ 132.19
 5       51      $ 35,301        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.40       $ 132.23
 5       52      $ 35,311        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.41       $ 132.27
 5       53      $ 35,322        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.42       $ 132.31
 5       54      $ 35,332        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.43       $ 132.35
 5       55      $ 35,343        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.44       $ 132.38
 5       56      $ 35,353        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.44       $ 132.42
 5       57      $ 35,363        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.45       $ 132.46
 5       58      $ 35,374        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.46       $ 132.50
 5       59      $ 35,384        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.47       $ 132.54
 5       60      $ 35,395        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.47       $ 132.58

                END OF MONTH                     END OF MONTH
               POLICY ACCOUNT    SURRENDER      CASH SURRENDER
YEAR   MONTH       VALUE           CHARGE           VALUE
----------------------------------------------------------------
5       49         $ 35,291       $ 5,393          $ 29,898
5       50         $ 35,301       $ 5,393          $ 29,908
5       51         $ 35,311       $ 5,393          $ 29,919
5       52         $ 35,322       $ 5,393          $ 29,929
5       53         $ 35,332       $ 5,393          $ 29,939
5       54         $ 35,343       $ 5,393          $ 29,950
5       55         $ 35,353       $ 5,393          $ 29,960
5       56         $ 35,363       $ 5,393          $ 29,971
5       57         $ 35,374       $ 5,393          $ 29,981
5       58         $ 35,384       $ 5,393          $ 29,992
5       59         $ 35,395       $ 5,393          $ 20,002
5       60         $ 35,406       $ 5,393          $ 30,013

CALCULATION OF DEATH BENEFIT:

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 338.40%. For this example, the Death Benefit is the maximum of $725,000 and 338.40%*$27,939 = $94,545. Therefore, the Death Benefit is $725,000.

CALCULATION OF NET PREMIUM:

The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 8% of each premium payment. Currently, we reduce this charge to 5% of each premium payment after an amount equal to ten Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $7,973, so ten Target Premiums is $79,733. The policy has paid 5 premiums of $7,980, or $39,900. Hence, the insured has not yet paid 10 Target Premiums and the premium charge is 8%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $7,980*(1-.08) = $7,342.

CALCULATION OF CHARGES:

The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $7). We also charge an additional amount per $1,000 of initial base Policy Face Amount during the policy's first ten years. The amount charged per $1,000 varies with the insured's age at policy issue and is set forth in the policy. For example, for this illustration the current Monthly Administrative Charge in year 5 is equal to $7 per policy plus $0.085 per $1,000 of Face Amount, or $7+$0.085*$725,000/$1000 = $69. On a guaranteed basis, the Monthly
Administrative Charge would be $10 per policy plus $0.085 per $1,000 of Face Amount, or $10+$0.085*$725,000/$1000 = $72.

The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00003900. Therefore, the Cost of Insurance Charge is 0.00003900*($725,000-($27,939+$7,342-$69)) = $26.90. On a
guaranteed basis, the maximum monthly rate for this insured is 0.00003900. and the maximum Cost of Insurance Charge would be 0.00003900*($725,000-($27,939+ $7,342-$69)) = $26.90.

The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. The maximum charge in all years is 0.90% (annual rate) of the value in our variable investment options. During the first 15 years, we currently charge 0.90% (annual rate) of the value in our variable investment options. For policy years 16 and later, we currently charge 0.60% (annual rate) of the value in our variable investment options up to $250,000 and 0.30% (annual rate) of the value in our variable investment options over $250,000. For this example, it is assumed that 100% of the Policy Account Value is invested in our variable investment options. Therefore, in policy month 49, the current Mortality and Expense Risk Charge is (0.0090/12)*($27,939+$7,342-$69-$26.90) = $26.39. Because
the policy year in this example is less than 15, the guaranteed Mortality and Expense Risk Charge is also (0.0090/12)*($27,939+$7,342-$69-$26.90) = $26.39.


              00461 SIL02 Agent Monthly Hypothetical Illustration

CALCULATION OF NET INVESTMENT EARNINGS:

This illustration assumes that all of the Account Value is invested in Portfolios that acheive investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.77% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.55%. After the deduction of the arithmetic average of the investment management fees and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return would be 4.60%. The net annual rate of return does not reflect the Mortality and Expense Risk Charge or other charges we deduct from the policy's value each month. However, the policy values shown above do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3759%. The Net Investment Earnings in policy month 49, for example, is (0.3759%)*($27,939+$7,342-$69-$26.90-$26.39) = $132.15.

If the gross annual rate of return were 0%, the net annual rate of return would be -1.32%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.53%.

CALCULATION OF POLICY ACCOUNT VALUE:

The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings. For example, in policy month 49, the end of month policy account value is $27,939+$7,342-$69-$26.90-$26.39+$132.15 = $35,291.

CALCULATION OF CASH SURRENDER VALUE:

A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 10 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $5,393. The Cash Surrender Value at the end of policy month 49 is $35,291-$5,393 = $29,898.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Net Premium: Once the policyholder has paid the equivalent of 10 Target Premiums, or $79,733 in this illustrative example, the premium charge on a current basis may be reduced to 5% and thus the Net Premium would be equal to the Gross Premium * (1-.05).

-   Monthly Charges:

    - The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years
        2 through 10, and years 11 and later is described above.

    - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

    - The Mortality and Expense Risk Charge depends on the Mortality and Expense Risk Charge rate and the amount of the Policy Account Value invested in our variable investment options. As described above, the Mortality and Expense Risk Charge Rate is different in years 1 through 15, and years 16 and later. If the Policy Account Value invested in our variable investment options grows, the Mortality and Expense Risk Charge deducted will be higher. However, if the Policy Account Value invested in our variable investment options after 15 years increases above $250,000 or above $2,000,000, the Risk Charge Rate on a current basis may be reduced as described above.

- Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively.

- Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, and the Net Investment Earnings.

- Cash Surrender Value: The Surrender Charge is level in years 1 through 6 and then decreases each month until the end of year 10, after which is it zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 10, the Cash Surrender Value will be equal to the Policy Account Value.


              00461 SIL02 Agent Monthly Hypothetical Illustration

FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE
$725,000 FACE AMOUNT

MALE, ISSUE AGE 55, PREFERRED, NON-TOBACCO USER UNDERWRITING RISK CLASS FEMALE, ISSUE AGE 50, PREFERRED, NON-TOBACCO USER UNDERWRITING RISK CLASS OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $7,980
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $28,006.

               BEGINNING OF    BEGINNING OF     GROSS                                 COST OF     MORTALITY        NET
               MONTH POLICY    MONTH DEATH     PREMIUM     NET      ADMINISTRATIVE   INSURANCE    & EXPENSE     INVESTMENT
YEAR   MONTH   ACCOUNT VALUE     BENEFIT         PAID    PREMIUM        CHARGE        CHARGE       CHARGE        EARNINGS
---------------------------------------------------------------------------------------------------------------------------
 5       49      $ 28,006        $ 725,000     $ 7,980   $ 7,342         $ 69         $ 26.90       $ 26.44       $ 135.09
 5       50      $ 35,361        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.45       $ 135.14
 5       51      $ 35,374        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.46       $ 135.19
 5       52      $ 35,387        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.47       $ 135.24
 5       53      $ 35,400        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.48       $ 135.29
 5       54      $ 35,414        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.49       $ 135.34
 5       55      $ 35,427        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.50       $ 135.40
 5       56      $ 35,440        $ 725,000     $   -     $   -           $ 69         $ 26.90       $ 26.51       $ 135.45
 5       57      $ 35,454        $ 725,000     $   -     $   -           $ 69         $ 26.89       $ 26.52       $ 135.50
 5       58      $ 35,467        $ 725,000     $   -     $   -           $ 69         $ 26.89       $ 26.53       $ 135.55
 5       59      $ 35,481        $ 725,000     $   -     $   -           $ 69         $ 26.89       $ 26.54       $ 135.60
 5       60      $ 35,494        $ 725,000     $   -     $   -           $ 69         $ 26.89       $ 26.55       $ 135.65


                END OF MONTH                     END OF MONTH
               POLICY ACCOUNT    SURRENDER      CASH SURRENDER
YEAR   MONTH       VALUE           CHARGE           VALUE
----------------------------------------------------------------
 5       49       $ 35,361        $ 5,393          $ 29,968
 5       50       $ 35,374        $ 5,393          $ 29,981
 5       51       $ 35,387        $ 5,393          $ 29,994
 5       52       $ 35,400        $ 5,393          $ 30,007
 5       53       $ 35,414        $ 5,393          $ 30,021
 5       54       $ 35,427        $ 5,393          $ 30,034
 5       55       $ 35,440        $ 5,393          $ 30,047
 5       56       $ 35,454        $ 5,393          $ 30,061
 5       57       $ 35,467        $ 5,393          $ 30,074
 5       58       $ 35,481        $ 5,393          $ 30,088
 5       59       $ 35,494        $ 5,393          $ 30,101
 5       60       $ 35,508        $ 5,393          $ 30,115

CALCULATION OF DEATH BENEFIT:

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 338.40%. For this example, the Death Benefit is the maximum of $725,000 and 338.40%*$28,006 = $94,772. Therefore, the Death Benefit is $725,000.

CALCULATION OF NET PREMIUM:

The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 8% of each premium payment. Currently, we reduce this charge to 5% of each premium payment after an amount equal to ten Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $7,973, so ten Target Premiums is $79,733. The policy has paid 5 premiums of $7,980, or $39,900. Hence, the insured has not yet paid 10 Target Premiums and the premium charge is 8%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $7,980*(1-.08) = $7,342.

CALCULATION OF CHARGES:

The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $7). We also charge an additional amount per $1,000 of initial base Policy Face Amount during the policy's first ten years. The amount charged per $1,000 varies with the insured's age at policy issue and is set forth in the policy. For example, for this illustration the current Monthly Administrative Charge in year 5 is equal to $7 per policy plus $0.085 per $1,000 of Face Amount, or $7+$0.085*$725,000/$1000 = $69. On a guaranteed basis, the Monthly
Administrative Charge would be $10 per policy plus $0.085 per $1,000 of Face Amount, or $10+$0.085*$725,000/$1000 = $72.

The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00003900. Therefore, the Cost of Insurance Charge is 0.00003900*($725,000-($28,006+$7,342-$69)) = $26.90. On a
guaranteed basis, the maximum monthly rate for this insured is 0.00003900. and the maximum Cost of Insurance Charge would be 0.00003900*($725,000-($28,006+ $7,342-$69)) = $26.90.

The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. The maximum charge in all years is 0.90% (annual rate) of the value in our variable investment options. During the first 15 years, we currently charge 0.90% (annual rate) of the value in our variable investment options. For policy years 16 and later, we currently charge 0.60% (annual rate) of the value in our variable investment options up to $250,000 and 0.30% (annual rate) of the value in our variable investment options over $250,000. For this example, it is assumed that 100% of the Policy Account Value is invested in our variable investment options. Therefore, in policy month 49, the current Mortality and Expense Risk Charge is (0.0090/12)*($28,006+$7,342-$69-$26.90) = $26.44. Because
the policy year in this example is less than 15, the guaranteed Mortality and Expense Risk Charge is also (0.0090/12)*($28,006+$7,342-$69-$26.90) = $26.44.


               00537 SIL02 ADL Monthly Hypothetical Illustration

CALCULATION OF NET INVESTMENT EARNINGS:

This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.75% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.48%. After the deduction of the arithmetic average of the investment management fees and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return would be 4.70%. The net annual rate of return does not reflect the Mortality and Expense Risk Charge or other charges we deduct from the policy's value each month. However, the policy values shown above do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3835%. The Net Investment Earnings in policy month 49, for example, is (0.3835%)*($28,006+$7,342-$69-$26.90-$26.44) = $135.09.

If the gross annual rate of return were 0%, the net annual rate of return would be -1.23%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.63%.

CALCULATION OF POLICY ACCOUNT VALUE:

 The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings. For example, in policy month 49, the end of month Policy Account Value is $28,006+$7,342-$69-$26.90-$26.44+$135.09 = $35,361.

CALCULATION OF CASH SURRENDER VALUE:

A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 10 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $5,393. The Cash Surrender Value at the end of policy month 49 is $35,361-$5,393 = $29,968.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Net Premium: Once the policyholder has paid the equivalent of 10 Target Premiums, or $79,733 in this illustrative example, the premium charge on a current basis may be reduced to 5% and thus the Net Premium would be equal to the Gross Premium * (1-.05).

-   Monthly Charges:

    - The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years
        2 through 10, and years 11 and later is described above.

    - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

    - The Mortality and Expense Risk Charge depends on the Mortality and Expense Risk Charge rate and the amount of the Policy Account Value invested in our variable investment options. As described above, the Mortality and Expense Risk Charge Rate is different in years 1 through 15, and years 16 and later. If the Policy Account Value invested in our variable investment options grows, the Mortality and Expense Risk Charge deducted will be higher. However, if the Policy Account Value invested in our variable investment options after 15 years increases above $250,000 or above $2,000,000, the Risk Charge Rate on a current basis may be reduced as described above.

- Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively.

- Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, and the Net Investment Earnings.

- Cash Surrender Value: The Surrender Charge is level in years 1 through 6 and then decreases each month until the end of year 10, after which is it zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 10, the Cash Surrender Value will be equal to the Policy Account Value.


               00537 SIL02 ADL Monthly Hypothetical Illustration